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                                 EXHIBIT 21.1

                   SOUTHWEST WATER COMPANY AND SUBSIDIARIES

                      SUBSIDIARIES OF THE REGISTRANT (1)

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                                          Jurisdiction
                                              of
Name of Subsidiary                       Incorporation                  Parent
------------------                       -------------                  ------
Suburban Water Systems                   California                     Southwest Water Company

New Mexico Utilities, Inc.               New Mexico                     Southwest Water Company

ECO Resources, Inc.                      Texas                          Southwest Water Company

Water Suppliers Mobile
 Communication Service                   California                     Southwest Water Systems

SW Resource Management
 Company                                 Delaware                       Southwest Water Company

SW Utility Company (2)                   Texas                          Southwest Water Company

SOCI, Inc. (3)                           Delaware                       Southwest Water Company

SW Operating
 Services Co. (3)                        Delaware                       Southwest Water Company

Southwest Environmental
 Laboratories, Inc. (3)                  Texas                          ECO Resources, Inc.
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All above listed subsidiaries have been consolidated in the Registrant's consolidated financial statements.

(1) As of March 31, 1998
(2) Formerly Southern Municipal Services, Inc.
(3) Inactive